SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934
                                (Amendment No. )

[X]  Filed by Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to s.240.14a-11(c) or s.240.14a-12


                                VACU-DRY COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    GARY L. HESS, PRESIDENT, VACU-DRY COMPANY
                 (NAME OF PERSON(S) FILING THE PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computer on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:
                  N/A

     2)       Aggregate number of securities to which transaction applies:
                  N/A

     3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11*:
                  N/A

     4)       Proposed maximum aggregate value of transaction:
                  N/A

          *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1)   Amount Previously Paid:
                  N/A

     2)   Form, Schedule or Registration Statement No.:
                  N/A

     3)   Filing Party:
                  N/A

     4)   Date Filed:
                  N/A

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472
                           --------------------------

                           NOTICE OF ANNUAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

                                October 22, 1998



To The Shareholders of Vacu-dry Company:

     Notice is hereby given that the Annual Meeting of the Shareholders of Vacu-dry Company (the "Company") will be held on Thursday, October 22, 1998 at 10:00 a.m., at the Executive Room, Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa, California for the following purposes:

     1. To amend the By-Laws to provide for a change in the authorized number of directors.

     2. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 8, 1998, as the record date for determining which Shareholders will be entitled to receive notice of, and to vote at, the meeting or any adjournment thereof.

                            By Order of the Board of Directors,


                            /s/  Esther K. Castain
                            ------------------------------------
                            Esther K. Castain
                            Secretary

Sebastopol, California
September  25, 1998

================================================================================
    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
                   HOWEVER, TO ENSURE YOUR REPRESENTATION AT
   THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.
================================================================================

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472

                           --------------------------

                                 PROXY STATEMENT

                       For Annual Meeting of Shareholders
                           October 22, 1998 10:00 a.m.

General

     This Proxy Statement is furnished by the Board of Directors of Vacu-dry Company (the "Company") to solicit Shareholder Proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, October 22, 1998 at 10:00 a.m., at the Executive Room, Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa, California, and at any adjournment thereof. Any Shareholder giving a Proxy may revoke it any time before it is voted by filing with the Secretary of the Company either a written revocation or another duly executed Proxy bearing a later date. Proxies may also be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. This mailing of Proxy Statements and Proxy cards commenced approximately September 25, 1998.

Voting

     The Board of Directors has fixed the close of business on September 8, 1998, as the Record Date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of September 8, 1998, 1,511,079 shares of common stock were outstanding, and no shares of any other class of stock were outstanding.

     In all actions taken by Company Shareholders, other than the election of Directors, each Shareholder is entitled to one vote for each share held on the record date. In the election of Directors, however, Shareholders have cumulative voting rights, which means that each Shareholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of Directors to be elected (five). A Shareholder may cast all of his or her votes for a single candidate, or may distribute votes among as many candidates as he or she may see fit. No Shareholder may cumulate votes for a candidate, however, unless the name(s) of the candidate(s) have been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting, prior to the voting, of the intention to cumulate votes. If one Shareholder has already given such a notice, all Shareholders may cumulate their votes for candidates in nomination without further notice.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

Solicitation

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy card, and any additional material furnished to Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

Shareholder Proposals for Next Annual Meeting

     Proposals of Shareholders that are intended to be presented at the Company's 1999 annual meeting of Shareholders must be received by the Company no later than June 1, 1999 in order to be included in the proxy statement and proxy relating to that meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. The following tables, based in part upon information supplied by officers, directors and principal Shareholders, set forth certain information regarding the ownership of the Company's voting securities as of September 8, 1998 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director; (iii) each Named Executive Officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners(a)


Name and Address of            Amount of Direct Common       Percent
Beneficial Owner               Stock Beneficial Ownership    of Class(b)
----------------               --------------------------    -----------

Craig R. Stapleton(c)                   328,986                 21.8%
135 East Putnam Avenue
Greenwich, CT  06830


(a) Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) and information made known to the Company.
(b) As of September 8, 1998 1,511,079 shares of Common Stock were issued and outstanding.
(c) Includes 193,936 shares owned by Mr. Stapleton or trusts for the benefit of Mr. Stapleton, 45,150 shares as trustee of a trust of which Mr. Stapleton is a residual beneficiary, 29,400 as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 60,500 shares owned by Mr. Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest. Does not include 18,000 shares owned by a foundation of which Mr. Stapleton's mother is trustee and 21,000 shares owned directly and beneficially by Mr. Stapleton's mother.

Security Ownership of Directors and Executive Officers

     The table below presents the security ownership of the Company's Directors, Named Executive Officers and all directors and executive officers as a group as of August 31, 1998.

                              Amount of Common Shares
Name of Beneficial Owner      Beneficially Owned (a)        Percent of Class (b)

Thomas R. Eakin                    3,368                           .2%
Kenneth P. Gill                    -0-                             -0-
Gary L. Hess                      95,335(c)                       6.3%
Edward Koplovsky                  37,866                          2.5%
Roger S. Mertz                    51,516(d)                       3.4%
Craig R. Stapleton               328,986(e)                      21.8%
Donal Sugrue                      28,790(f)                       1.9%

All directors and executive      551,984                         36.5%
officers as a group (8 persons)


*        Does not exceed 1% of the referenced class of securities.

(a) Shares listed in this column include all shares held by the named individuals and all directors and executive officers as a group in their own names and in street name and also includes all shares allocated to the accounts of the named individuals and all directors and executive officers
     as  a  group  under  the  Company's   Employee  Stock  Purchase  Plan.
(b) Calculation based on 1,511,079 shares of Common Stock outstanding as of September 8, 1998.
(c) Includes 25,278 shares owned directly and 67,107 vested stock options. Also includes 2,950 owned by Mr. Hess' wife in trust to which Mr. Hess disclaims any beneficial interest.
(d) Includes 6,000 shares held by Mr. Mertz as trustee and to which Mr. Mertz disclaims any beneficial interest. Also includes 2,250 shares held as custodian for a child of Mr. Mertz to which Mr. Mertz disclaims any beneficial interest.
(e) Includes 193,936 shares owned by Mr. Stapleton or trusts for the benefit of Mr. Stapleton, 45,150 shares as trustee of a trust of which Mr. Stapleton is a residual beneficiary, 29,400 as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 60,500 shares owned by Mr.
     Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest. Does not include 18,000 shares owned by a foundation of which Mr. Stapleton's mother is trustee and 21,000 shares owned directly and beneficially by Mr. Stapleton's mother.
(f)  Includes  28,790  shares held by the Sugrue 1992 Family Trust, of which
     Mr. Sugrue is a trustee.

     In Fiscal 1998, the Board approved the repurchase of an aggregate of 45,000 shares of the Company's common stock at a price of $6.00 per share from two trusts of which Mr. Gill is the trustee. The repurchase consisted of 42,000 shares held by the Kenneth P. Gill and Mary Margaret Gill Revocable Trust of which Mr. Gill is a beneficiary and 3,100 shares held by the Kenneth and Mary Gill Grandchild Trust. The Company purchased the shares from the two trusts in exchange for five-year subordinated promissory notes at the rate of interest of eight and one-half percent (8 1/2 %) per annum. The notes provide for the principal to be paid in a single installment on January 20, 2003.

                                   PROPOSAL 1
                AMENDMENT TO BY-LAWS CHANGING NUMBER OF DIRECTORS

     The Shareholders are being requested to consider and act upon a proposal to amend Article II, Section 2.2 of the Company's By-Laws, which currently provide for a variable authorized number of Directors between six (6) and eleven (11). The Company deems it advisable to make the Board of Directors more immediately responsive to the stockholder's interest and has determined that it can operate most efficiently with a minimum of five (5) Directors. The Company will present at the Annual Meeting a proposal for the adoption by Shareholders of an amendment to its By-Laws to provide for a minimum of five (5) and a maximum of nine (9) authorized Directors. The exact number of authorized Directors, within the stated minimum and maximum, shall be fixed at five (5) until amended by the Board or Shareholders.

     Shareholder approval of this item will allow the Company to pursue the efficient management of its operations. The approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares entitled to vote. If the Proposal fails to obtain the required number of votes, there will be one vacancy on the Board of Directors, and the Board's Proxy holders intend to nominate and vote for such other person as they believe will best serve the interests of the Company. The text of Article II, Section 2.2 as proposed to be amended is as follows:

               Section 2.2 Number of Directors. The authorized number of Directors of the corporation shall be not less than five (5) nor more than nine (9) until changed by an amendment of the Articles of this section duly adopted by the Shareholders. The exact number of Directors shall be fixed, within the limits specified, by the Board or the Shareholders in the same manner provided for in these By-Laws. The exact number of Directors shall be fixed at five (5) until changed by the Board as provided for in these By-Laws. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.


                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1


                                   PROPOSAL 2
                              ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) Directors are to be elected by the Shareholders to serve until the next Annual Meeting or until the election and qualification of their successors. The Board's proxy holders (named on the enclosed Proxy card) intend to vote all shares for which Proxies are granted to elect the following five nominees selected by the Company's Board of Directors, and intend to vote such shares cumulatively if necessary to elect some or all of such nominees. All of the Board's nominees for Director were elected Directors by the Shareholders at the 1997 Annual Meeting.

     If any of the Board's nominees refuses or is unable to serve as a Director (which is not now anticipated), the Board's Proxy holders intend to nominate and vote for such other person(s) as they believe will best serve the interests of the Company. Any Shareholder may nominate a candidate for Director from the floor at the Meeting. Such nominee must consent to serve, if elected, prior to voting on his or her name. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The five nominees for Director who receive the most affirmative votes will be elected Directors. Votes against a candidate and votes withheld shall have no effect on the election result, though applicable securities laws and regulations may require that the number of such votes subsequently be disclosed to the Company's Shareholders under certain circumstances.

                      MANAGEMENT RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR DIRECTOR NAMED BELOW
Nominees

     The table below indicates the respective nominee's position with the Company, age, and year in which he first became a Director.



      Name, Position and Background                                                    Age         Director Since
      -----------------------------                                                    ---         --------------

Gary L. Hess,  President and Chief Executive  Officer and Director.  Mr. Hess was       46              1996
elected  President  and Chief  Executive  Officer of the  Company on May 1, 1996.
Prior thereto he was a Senior Vice  President of Dole Food Company,  Inc.  (fresh and processed fruit) (1993-1996);  President of Cadace  Enterprises,  Inc. (water conservation products) and The Marketing Partnership  1992-1993;  and Director of
Marketing, E. & J. Gallo Winery (wine and distilled spirits) (1987-1992).

Edward  Koplovsky,  Director.  Mr.  Koplovsky  is  Chairman  and Chief  Executive       59              1993
Officer of Clermont, Inc., a specialty fruit processing concern.

Roger S. Mertz,  Director.  Mr.  Mertz is an  attorney-at-law.  He is a member of       54              1993
the San Francisco, California law firm of Severson & Werson.

Craig R.  Stapleton,  Director.  Mr.  Stapleton is President of Marsh & McLennan,       53              1995
Real  Estate  Advisors,  Inc.  (real  estate  management).  Mr.  Stapleton  is  a director of Allegheny Properties,  Inc. (real estate investments),  a director of
T.B. Woods,  Incorporated (industrial power transmission products), a director of
Cornerstone  Properties  (real  estate  investments),  and a director  of Cendant
Corp. (consumer and business services).

Donal  Sugrue,  Director.  Mr.  Sugrue is retired.  Formerly he was President and       67              1982
Chief Executive Officer of the Company (1990-1996).


Filings by Directors, Executive Officers and Ten Percent Holders

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1998 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. Stapleton filed late three Forms 4, Mr. Hess filed late two Forms 4, and Ms. Castain filed late one Form 4.

Board Committees and Meetings

     The Board of Directors met seven times during the fiscal year ending June 30, 1998. The Company's Board of Directors has authorized three standing committees.

     Executive Committee. As prescribed by the By-Laws of the Company, the executive committee has the authority of the Board of Directors for the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the committee are Messrs. Hess, Koplovsky, Mertz, and Stapleton. The Executive Committee held one meeting during the fiscal year.

     Compensation and Retirement Plan Committee. The functions of the Compensation and Retirement Plan Committee are to develop and recommend to the full Board compensation arrangements, including bonuses, stock options, and stock appreciation rights, for Executive Officers and other key employees; to advise the chief executive officer on policy matters concerning officers' compensation, to direct the management of the Company's Retirement, Savings and Profit Sharing Plan and to administer the 1996 Stock Option Plan. The members of the committee are Messrs. Gill (Chairman), Koplovsky and Sugrue. The Compensation and Retirement Plan Committee held one meeting during the fiscal year.

     Audit Committee. The function of the audit committee is to recommend to the full Board the accounting firm to be retained as the Company's independent auditors and the price to be paid to the firm, and to consult with the auditors regarding the plan of audit, the results of the audit and the audit report, and the adequacy of internal accounting controls. The members of the committee are Messrs. Mertz (Chairman), Stapleton and Sugrue. The Audit Committee held one meeting during the fiscal year.

     The full Board acts as the nominating committee for the Directors of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation of Named Executives

     The Summary Compensation Table shows certain  compensation  information for the Chief Executive Officer and the Company's most highly paid executive officers (collectively referred to as the "Named Executive Officers"). Compensation data for other executive officers is not presented in the charts because aggregate compensation for any such executive officer did not exceed $100,000 for services rendered in all capacities during fiscal year 1998. Compensation data is shown for the fiscal years ended June 30, 1998, 1997 and 1996. This information includes the dollar value of base salaries, bonus awards, the number of SARs granted, and certain other compensation, if any, whether paid or deferred.

                          Summary Compensation Table(a)
================================================================================
                                                                                  Long Term
                                                                                 Compensation       All Other
                                                Annual Compensation                 Awards       Compensation

Name and Principal Position          Year       Salary($)       Bonus($)      Options/SARs (#)       ($)
---------------------------          ----       ---------       --------   -------------------     --------

Gary L. Hess(e)                      1998        160,000         80,000                            18,178(b)
   President and Chief Executive     1997        150,000         47,500                             3,589(c)
   Officer                           1996         25,000           -0-               89,474          -0-

Thomas R. Eakin(f)                   1998         97,207          9,900                -0-          9,580(d)
   Vice President Finance and        1997         90,000           -0-                 -0-          4,050(d)
   Chief Financial Officer           1996         87,219           -0-                 -0-          3,925(d)


(a) Amounts shown include cash and non-cash compensation earned with respect to the year shown above.
(b) All other Compensation includes $17,964 contributed by the Company with respect to Mr. Hess to the Company's 401(k) plan and a Life Insurance payment of $214 which is calculated as compensation by multiplying the portion of benefit payable to Mr. Hess' estate by the premium paid in the fiscal year.
(c) Includes $3,375 contributed by the Company with respect to the Company's 401(k) plan and a Life Insurance payment of $214.
(d) Contributed by the Company with respect to Mr. Eakin to the Company's 401(k) plan.
(e)  Mr. Hess was  appointed  President  and Chief  Executive  Officer on May 1,
     1996.
(f) Mr. Eakin was appointed Vice President Finance and Chief Financial Officer in 1987.

Incentive and Remuneration Plans

     Stock Appreciation Rights Plan. In 1985, the Shareholders of the Company approved the adoption of a Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan was adopted to reward participants for past services and to encourage them to remain in the Company's service by offering participants an opportunity to participate in any appreciation in the market value of the Company's Common Stock.

     Employee Bonus Plan. The Company maintains a Bonus Plan as an incentive to key employees of the Company. The bonus an employee receives is dependent on individual performance and level of responsibility as well as the achievement by the Company of a threshold level of return on shareholders' equity. In fiscal 1998, $206,207 in bonuses were earned under the plan.

Stock Participation and Option Plans

     1994 Employee Stock Purchase Plan. In 1994, the Shareholders approved the adoption of the 1994 Employee Stock Purchase plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares. The maximum aggregate number of shares to be offered under the Plan is 100,000 shares of the Company's Common Stock. As of June 30, 1998, 50,581 shares of the Company's Common Stock have been issued under the Plan.

     1996 Stock Option Plan. The Company's 1996 Stock Option Plan, which was approved by the Shareholders at the 1996 Annual Meeting (the "Option Plan"), is intended to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company by enabling them to acquire proprietary interest in the Company. The 1996 Plan was adopted for the principal purpose of assisting the Company in recruiting a new President and Chief Executive Officer of the Company. Mr. Gary L. Hess, who was appointed the Company's President and Chief Executive Officer on May 1, 1996, was granted 89,474 of the 90,000 shares originally authorized under the Plan. In fiscal 1998 the Stock Option Plan was amended to increase the options authorized to 150,000. No options were granted under the Plan in Fiscal 1998. As of September 8, 1998, options to purchase 89,474 of the 150,000 authorized shares have been issued under the Option Plan.

General

     The Plan provides for the granting of two types of options: "incentive stock options" and "nonqualified stock options." The incentive stock options only are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Plan is not qualified under Section 401(a) of the Internal Revenue Code nor is it subject to the provisions of ERISA.

Eligibility

     Options may be granted under the Plan to all key employees, including officers and directors, and to non-employee consultants of the Company; provided however that incentive stock options may only be granted to employees, and not to any non-employee consultants.

Administration

     Administration of the Plan is by a Stock Option Plan Committee comprised of at least three members of the Board, each of whom must be disinterested as defined in the regulations under the Securities Exchange Act of 1934. Under the Plan, the Committee has the power, subject to the provisions of the Plan, to do the following: grant options; determine the option price and term of each option, the persons to whom and the time or times at which options shall be granted, and the number of shares to be subject to each option; interpret the Plan; prescribe rules and regulations relating to the Plan; and make all other determinations deemed necessary or advisable for the administration of the Plan. Members of the Committee will receive no compensation for their services in connection with the administration of the Plan.

Option Terms

     The maximum term of each option is ten years except that, in the case of a participant who owns stock possessing more than ten percent of the voting rights of the Company's outstanding capital stock (a "10% Holder"), the maximum term of an incentive stock option is five years. Options granted under the Plan must vest at a rate no less that 25% each year over four years from the grant date, although the vesting schedule may be more rapid. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and during an optionee's life are exercisable only by the optionee. Options granted under the Plan generally terminate three months after the optionee ceases to be employed by the Company, a parent or subsidiary, except if termination is due to the employee's permanent and total disability, in which event the option may be exercised within a year of termination. In the event of the employee's death, the employee's estate has 12 months to exercise the option.

Exercise Price

     The exercise price of all nonstatutory stock options granted under the Plan must be at least equal to 85% of the fair market value of the underlying stock on the grant date, or 110% of fair market value in the case of a 10% Holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the underlying stock on grant date, or 110% of fair market value in the case of a 10% Holder. With respect to incentive stock options, the aggregate fair market value (determined at the time of grant) of stock which becomes exercisable for the first time in any year cannot exceed $100,000. The Plan permits the exercise of options for cash or stock, other consideration acceptable to the Committee, or pursuant to a deferred payment arrangement.

Changes in Stock and Effect of Certain Corporate Events

     If there is any change in the Common Stock subject to the Plan or subject to any option granted under the Plan, whether through merger, consolidation, reorganization, recapitalization, dividend or otherwise, the Plan provides that an appropriate adjustment be made by the Committee to the aggregate number of shares subject to the Plan and the number of shares and the price per share of stock subject to the outstanding options.

     In the event of dissolution, liquidation or specified types of merger of the Company, the options granted under the Plan terminate unless the surviving entity assumes the outstanding options or substitutes similar options.

Amendment and Termination

     The Board of Directors may amend or terminate the Plan at any time, except that any amendment which would (i) increase the aggregate number of shares of Common Stock issued under the Plan, or (ii) materially increase the benefits accruing to participants, or (iii) materially modify the eligibility requirements will only be effective if approved by the Company's shareholders within 12 months before or after adoption. Unless terminated earlier, the Plan will terminate on March 15, 2006.

Federal Income Tax Consequences

     Incentive stock options granted under the Plan are intended to be eligible for the favorable income tax treatment accorded incentive stock options under
Section 422 of the Internal Revenue Code. Nonqualified stock options granted under the Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     Incentive Stock Options. There are generally no federal income tax consequences to the optionee by reason of the grant or exercise of an incentive stock option. The exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any, however.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Any capital gain or loss realized by an optionee on a qualifying or disqualifying (see below) disposition of stock acquired through exercise of an incentive stock option will be long-term or short-term depending on whether the stock was held for more than one year. Generally, if the optionee disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the optionee's adjusted basis in the stock, or (ii) the optionee's actual gain, if any, on the purchase and sale. Any additional gain or any loss upon the disqualifying disposition will be capital gain or loss. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of an incentive stock option. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and, perhaps, in the future, the satisfaction of its withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Nonqualified Stock Options. There are normally no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in an amount by which the fair market value of the stock on the date of exercise exceeds the exercise price. Generally with respect to employees, the Company is required to withhold from wages an amount based on the ordinary income realized by the exercise. Subject to the reasonableness requirement and the satisfaction of its withholding obligation, the Company will be entitled to a business expense deduction in the amount of the taxable ordinary income recognized by the optionee.

     Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     There are no tax consequences to the Company by reason of the disposition of stock acquired upon exercise of a nonqualified option.

Use of Proceeds

     All proceeds from the sale of shares pursuant to options granted under the Plan constitute general funds of the Company.

Indemnification of Committee

     Under the terms of the Plan, members of the Committee are entitled to be indemnified by the Company against costs and expenses reasonably incurred in connection with any action or proceeding brought by reason of their action or failure to act under or in connection with the Plan or any rights granted thereunder.

Compensation of Directors

     Outside Directors receive $300 per month for serving as Directors, $600 for each Board meeting attended, $400 for each telephone call Board meeting ($200 if less than 30 minutes), and $400 for each committee meeting attended. Directors' fees paid by the Company during fiscal year 1998 totaled $41,600. Executive Officers of the Company who also serve on the Board of Directors are not specifically compensated for duties as directors.

     The San Francisco law firm of Severson & Werson, of which Mr. Mertz is a member, served as the Company's legal counsel during fiscal 1998 and is expected to be retained through fiscal 1999.

Employment Contracts

     The Company entered into an Employment Agreement with Mr. Hess dated March 14, 1996, pursuant to which Mr. Hess is employed by the Company as its President and Chief Executive Officer. Under the agreement, Mr. Hess is entitled to an annual base salary of $150,000, subject to annual review, an incentive bonus during the first year of $75,000, one-half of which is at the discretion of the Compensation Committee of the Board of Directors and one-half of which is based on the Company achieving pre-tax return equal to at least a 12% return on adjusted shareholders' equity and other requirements as may be agreed. Mr. Hess was granted an option to purchase 89,474 shares of the Company's common stock at $5.00 per share, the fair market value of a share of the Company's common stock on May 1, 1996. The options were granted pursuant to the Company's 1996 Stock Option Plan. Under the agreement Mr. Hess serves at will provided that in the event of termination of his employment by the Company prior to April 30, 2000 for any reason other than cause, he is entitled to twelve months continued salary at a rate of $150,000 per year. In addition, Mr. Hess is entitled to the reimbursement of relocation expenses, temporary living expense, an automobile allowance and certain other fringe benefits.

Compensation and Retirement Plan Committee Report

     This report is provided by the  Compensation  and Retirement Plan Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Vacu-dry Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee is eligible to receive awards under the Company's incentive compensation programs.

     Vacu-dry's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the food processing industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

Compensation Philosophy and Objective

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers, are based on the same criteria. These include quantitative factors that reflect improvements in the Company's short and long-term financial performance, as well as qualitative factors which reflect the strength of the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

     The Committee believes that compensation of Vacu-dry's key executives should:

1.   Link rewards to business results and stockholder returns;

2. Encourage creation of stockholder value and achievement of strategic objectives;

3. Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;

4. Attract and retain, on a long-term basis, highly qualified executive personnel; and

5. Provide total compensation opportunity that is competitive with that provided by competitors in the food processing industry, taking into account relative company size and performance as well as individual responsibilities and performance.

Key Elements of Executive Compensation

     Vacu-dry's executive compensation program consists of three elements: Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance. Payout of the long-term incentives depends on performance of Vacu-dry stock.

Base Salary. A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay level with the Company's competitors and companies having similar capitalization, revenues, etc. Executive salaries are reviewed annually. Assessment of an individual's relative performance is made annually based on a number of quantitative factors such as stock price, earnings and revenues, as well as qualitative factors which include initiative, business judgment, technical expertise, and management skills. In 1995, the Company implemented a salary freeze in response to reduced sales and profits which lasted until fiscal 1997.

Short-Term Incentive. Short-term awards to executives are made in cash to recognize contributions to the Company's business during the past year. The Company maintains a Bonus Plan as an incentive for executive officers of the Company. The bonus an executive receives is dependent on individual performance and level of responsibility.

Long-Term Incentive. Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share appreciation awards. The Company's 1985 Stock Appreciation Rights Plan creates incentives for executives and other key employees by providing them with an opportunity to indirectly participate in the appreciation in the market value of the Company's common stock.

     In 1993, the directors approved the adoption of the 1994 Employee Stock Purchase Plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 85% of the market value on the first or last business day of the quarterly offering period, whichever is lower. The plan became effective January 1, 1994.

1998 Chief Executive Officer Compensation

     Mr. Hess' base salary for fiscal 1998 was $160,000. In addition, Mr. Hess earned aggregate bonuses of $80,000 based on meeting certain company objectives. Such bonuses will be paid in fiscal 1999. During the fiscal year ending June 30, 1998, Mr. Hess also received a total of $17,964 as a contribution to the Company's 401(k) plan and Profit Sharing Plan. The Committee believes Mr. Hess' total compensation package is appropriate for Mr. Hess' level of responsibility and is well within competitive practice.

Compensation Committee:
Kenneth P. Gill
Edward Koplovsky
Donal Sugrue

Share Investment Performance

     The following graphs compare the total return performance of the Company for the periods indicated with the performance of the NASDAQ Market Index and the performance of a Peer Index comprised of companies having the same Standard Industrial Classification ("SIC") number as the Company. The Company's shares are traded over-the-counter on the NASDAQ National Market under the symbol "VDRY". The Peer Index includes the publicly traded stocks of Ampal American Israel Corp., Chiquita Brands International Inc., H.J. Heinz Co., Odwalla Inc., Seneca Foods Corp. Class B, J.M. Smucker Co. Class A, Unimark Group, Inc., and Vacu-dry Company. Prior years' Peer Index included Stokely USA, Inc. In January, 1998, Chiquita Brands International, Inc. acquired by merger Stokely USA, Inc., which ceased trading on the NASDAQ National Market. Consequently, the Company is substituting Chiquita Brands International, Inc. into its Peer Index in place of Stokely USA, Inc. The NASDAQ Index includes only shares of companies traded on the NASDAQ National Market System or over-the-counter, which have been publicly traded continuously since June 30, 1992. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

Performance Graph

                                [GRAPHIC OMITTED]


Year (June 30)                     1993          1994           1995            1996          1997           1998
--------------                     -----        ------         -----           ----          ----           ----

Vacu-dry Company                 $100.00       $ 97.91         $ 49.74        $ 56.47      $ 48.40        $ 80.66

NASDAQ Stock Market              $100.00      $ 100.96         $134.77        $173.03      $210.38        $277.69

Peer Index                       $100.00       $ 91.74        $ 128.91        $136.69      $202.89        $249.13


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent certified public accountants are chosen by the Board of Directors based on the recommendation of its audit committee. The independent certified public accountants for the Company's fiscal year ended
June 30, 1998, were Arthur Andersen LLP. Arthur Andersen LLP has been recommended by the audit committee and selected by the Board for the current fiscal year. Representatives of that firm will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

                     AVAILABILITY OF ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders is being mailed with the Proxy Statement to Shareholders who were holders of record on September 8, 1998.

                    OTHER MATTERS AND SHAREHOLDERS' PROPOSALS

     The Board of Directors presently knows of no other matter that may come before the Annual Meeting. If any other matters should properly come before the Meeting, however, the Board's proxy holders intend to vote on such matters in accordance with their best judgment.

                               By Order of the Board of Directors



                               /s/  Esther K. Castain
                               -------------------------------------
                               Esther K. Castain
                               Secretary

September 25, 1998

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472

                                      PROXY

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Gary L. Hess and Roger S. Mertz, or either of them, with full power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of Vacu-dry Company to be held on Thursday, October 22, 1998, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1. Proposal to amend the Company's By-Laws to provide for a change in the authorized number of directors of the Company.

         [  ] FOR approving the amendment   [  ] AGAINST approving  amendment
              to the By-Laws                     to the By-Laws

2.   Election of Directors.

         [  ] FOR all nominees listed below  [  ] WITHHOLD AUTHORITY
              (except as marked to the            to vote for all  nominees
              contrary below)                     listed below

         (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

                  Gary L. Hess; Edward Koplovsky; Roger S. Mertz; Craig R. Stapleton; Donal Sugrue

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held October 22, 1998, (b) the accompanying Proxy Statement, and (c) the annual report of the Company for the fiscal year ended June 30, 1998.

     Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signed as attorneys, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:
     ------------------------, 1998     ---------------------------------------
                                            Signature

                                        ---------------------------------------
                                            Signature (if held jointly)